                           EXHIBIT 9

                INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Security Equity Life Insurance Company


We consent to the use of our reports included herein and to the reference of our firm under the heading "Experts" in the Registration Statement and Prospectuses for Security Equity Life Insurance Company Separate Account 13.

                                                      KPMG Peat Marwick LLP


St. Louis, Missouri

April 28, 1997